UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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HEALTHSPRING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HEALTHSPRING, INC.
44 Vantage Way, Suite 300
Nashville, Tennessee 37228
(615) 291-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 6, 2006

Dear Stockholder:
     On Tuesday, June 6, 2006, HealthSpring, Inc. will hold its annual meeting of stockholders at the corporate headquarters of HealthSpring located at 44 Vantage Way, Suite 300, Nashville, Tennessee. The meeting will begin at 10:00 a.m., Central Daylight Time.
     Only stockholders that owned our common stock at the close of business on April 24, 2006 are entitled to notice of and may vote at this meeting. A list of our stockholders will be available at our principal executive offices at 44 Vantage Way, Suite 300, Nashville, Tennessee, during ordinary business hours for ten days prior to the annual meeting. At the meeting, we will consider the following proposals described in detail in the accompanying proxy statement:
1.	To elect three Class I directors to serve three year terms or until their respective successors have been duly elected and qualified;

2.	To ratify the HealthSpring, Inc. 2006 Equity Incentive Plan; and

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment of the meeting.
     References to “HealthSpring,” the “Company,” “we,” “us,” or “our” in this notice and the accompanying proxy statement refer to HealthSpring, Inc. and its affiliates unless otherwise indicated.
     WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY IN THE ACCOMPANYING REPLY ENVELOPE OR, IF APPLICABLE, VOTE BY TELEPHONE OR ELECTRONICALLY PURSUANT TO THE INSTRUCTIONS PROVIDED BY YOUR BROKER OR OTHER NOMINEE.
By Order of the Board of Directors,
J. Gentry Barden
Senior Vice President, Corporate General Counsel and Secretary
Nashville, Tennessee
May 1, 2006

 i

HEALTHSPRING, INC.
44 Vantage Way, Suite 300
Nashville, Tennessee 37228

Proxy Statement for Annual Meeting of Stockholders
to be held on June 6, 2006

QUESTIONS AND ANSWERS

1.	Q:	WHEN WAS THIS PROXY STATEMENT MAILED TO STOCKHOLDERS?

	A:	This proxy statement was first mailed to stockholders on or about May 1, 2006. Our annual report to stockholders is being mailed with this proxy statement. The annual report is not part of the proxy solicitation materials.

2.	Q:	WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

	A:	At HealthSpring’s annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of three Class I directors and the ratification of our 2006 Equity Incentive Plan. In addition, following the formal business of the meeting, our management will provide a business overview and be available to respond to questions from our stockholders.

3.	Q:	WHO MAY ATTEND THE ANNUAL MEETING?

	A:	Stockholders of record as of the close of business on April 24, 2006, or their duly appointed proxies, may attend the meeting. “Street name” holders (those whose shares are held through a broker or other nominee) should bring a copy of a brokerage statement reflecting their ownership of our common stock as of the record date. Space limitations may make it necessary to limit attendance to stockholders and valid picture identification may be required. Cameras, recording devices, and other electronic devices are not permitted at the meeting. Registration will begin at 9:30 a.m. local time.

4.	Q:	WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

	A:	Only stockholders of record as of the close of business on April 24, 2006 are entitled to receive notice of and participate in the annual meeting. As of the record date, there were 57,269,549 shares of our common stock outstanding, held by approximately 260 holders of record. Every stockholder is entitled to one vote for each share held as of the record date. Cumulative voting is not permitted with respect to any matter to be considered at the annual meeting.

5.	Q:	WHO IS SOLICITING MY VOTE?

	A:	This proxy solicitation is being made and paid for by HealthSpring. Proxies may be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by certain of our directors, officers, and regular employees, without additional compensation. We will also request that brokerage houses and other custodians, nominees, and fiduciaries forward solicitation materials to the beneficial owners of shares of the Company’s common stock held of record by such persons, and will reimburse such brokers and other fiduciaries for their reasonable out-of-pocket expenses incurred when the solicitation materials are forwarded.

6.	Q:	WHAT MAY I VOTE ON?

	A:	You may vote on:

• The election of three Class I directors to serve three year terms on our board of directors; and

• The ratification of our 2006 Equity Incentive Plan.

7.	Q:	HOW DOES THE BOARD RECOMMEND I VOTE ON THE PROPOSALS?

	A:	The board unanimously recommends that you vote:

• FOR each of the Class I director nominees; and

• FOR the ratification of our 2006 Equity Incentive Plan.

8.	Q:	HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

	A:	We are not aware of any business to be considered at the 2006 annual meeting other than the matters described in this proxy statement. If any other business is presented at the annual meeting, your signed proxy card gives authority to Kevin M. McNamara, our Executive Vice President, Chief Financial Officer, and Treasurer, and J. Gentry Barden, our Senior Vice President, Corporate General Counsel, and Secretary, to vote on such matters at their discretion.

9.	Q:	HOW DO I VOTE?

	A:	You may vote by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of each Class I nominee named under “Proposal 1 — Election of Directors,” and FOR the ratification of our 2006 Equity Incentive Plan. You have the right to revoke your proxy at any time before the meeting by:

• notifying our Secretary, at 44 Vantage Way, Suite 300, Nashville, Tennessee 37228;

• voting in person;

• submitting a later-dated proxy card; or

• if applicable, submitting new voting instructions to your broker or nominee.

If you have questions about how to vote or revoke your proxy, you should contact our Secretary at 44 Vantage Way, Suite 300, Nashville, Tennessee 37228. For shares held in street name, refer to question 11 below.

10.	Q:	CAN I VOTE BY TELEPHONE OR ELECTRONICALLY?

	A:	If you are a registered stockholder, you may not vote by telephone or electronically through the Internet. If your shares are held in street name, please check your proxy card or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically.

11.	Q:	HOW DO I VOTE MY SHARES IF THEY ARE HELD IN THE NAME OF MY BROKER (STREET NAME)?

	A:	If your shares are held by your broker or other nominee, often referred to as in “street name,” you will receive a form from your broker or nominee seeking instruction as to how your shares should be voted.

12.	Q:	WHAT IS THE VOTE REQUIRED TO APPROVE EACH PROPOSAL?

	A:	Each of the Class I director nominees must receive affirmative votes from a plurality of the votes cast to be elected. This means that the three nominees receiving the greatest number of votes will be elected as Class I directors. The ratification of the 2006 Equity Incentive Plan must receive the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter.

13.	Q:	WHAT CONSTITUTES A “QUORUM”?

	A:	The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate voting power of the common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the meeting. Proxies received but marked as abstentions and broker nonvotes will be included in the calculation of the number of shares considered to be present at the meeting.

14.	Q:	WHAT IF I ABSTAIN FROM VOTING?

	A:	If you attend the meeting or send in your signed proxy card, but abstain from voting on any proposal, you will be counted for purposes of determining whether a quorum exists. If you abstain from voting on the election of Class I directors, your abstention will have no effect on the outcome. If you abstain from voting on the ratification of the 2006 Equity Incentive Plan, your abstention will have the same effect as a vote against the proposal because an abstention is considered as part of the calculation of shares “entitled to vote” on such matters.

15.	Q:	WILL MY SHARES BE VOTED IF I DO NOT SIGN AND RETURN MY PROXY CARD?

	A:	If you are a registered stockholder and you do not sign and return your proxy card, your shares will not be voted at the annual meeting. If your shares are held in “street name” and you do not issue instructions to your broker, your broker may vote your shares at their discretion on routine matters, but may not vote your shares on nonroutine matters. Under the New York Stock Exchange, or NYSE, rules, the proposal relating to the election of directors is deemed to be a routine matter with respect to which brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares. The ratification of the 2006 Equity Incentive Plan, however, is not a routine matter and, accordingly, your broker or nominee may not vote your shares without your instruction on such matter.

16.	Q:	WHAT IS A “BROKER NONVOTE”?

	A:	Under the NYSE rules, brokers and nominees may exercise their voting discretion without receiving instructions from the beneficial owner of the shares on proposals that are deemed to be routine matters. If a proposal is not a routine matter, the broker or nominee may not vote the shares with respect to the proposal without receiving instructions from the beneficial owner of the shares. If a broker turns in a proxy card expressly stating that the broker is not voting on a nonroutine matter, such action is referred to as a “broker nonvote.”

17.	Q:	WHAT IS THE EFFECT OF A BROKER NONVOTE?

	A:	Broker nonvotes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for determining the number of votes cast, as a broker nonvote is not considered “entitled to vote” on a matter. A broker nonvote will, accordingly, reduce the number of shares required for a majority with respect to Proposal 2 (by reducing the number of shares from which such majority is calculated). A broker nonvote will not affect the outcome of Proposal 1.

18.	Q:	WHO WILL COUNT THE VOTES?

	A:	A representative of our transfer agent, American Stock Transfer & Trust Company, or one of our officers will count the votes and act as an inspector of election. Questions concerning stock certificates may be directed to American Stock Transfer & Trust Company at 59 Maiden Lane, New York, NY 10038, (718) 921-8360.

19.	Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?

	A:	If you are unable to attend the meeting in person, we invite you to send in your proxy card, but we will not be broadcasting our annual meeting telephonically or over the Internet.

20.	Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

	A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

21.	Q:	WHEN ARE STOCKHOLDER PROPOSALS DUE IN ORDER TO BE INCLUDED IN OUR PROXY STATEMENT FOR THE NEXT ANNUAL MEETING?

	A:	Any stockholder proposals to be considered timely for inclusion in next year’s proxy statement must be submitted in writing to J. Gentry Barden, Senior Vice President, Corporate General Counsel, and Secretary, HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228, prior to the close of business on January 2, 2007. Such proposals must also comply with Securities and Exchange Commission, or SEC, regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

22.	Q:	WHEN ARE OTHER STOCKHOLDER PROPOSALS DUE?

	A:	Our bylaws contain an advance notice provision requiring a stockholder’s notice of a proposal to be brought before an annual meeting be “timely.” In general, in order to be timely, a stockholder’s notice must be addressed to our Secretary and delivered or mailed and received at our principal executive offices not less than one hundred twenty (120) nor more than one hundred fifty (150) days before the date of the anniversary of the previous year’s annual meeting. Such proposals are also subject to informational and other requirements set forth in our bylaws, a copy of which is available under the “Investor Relations — Governance” section of our website, www.myhealthspring.com.

23.	Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?

	A:	We will provide additional copies of this proxy statement or voting materials, and a copy of our Annual Report to Stockholders, including our Annual Report on Form 10-K for the year ended December 31, 2005, without charge to any stockholder who makes a written request to our Secretary at HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228. Our Annual Report on Form 10-K and other SEC filings also may be accessed on the world wide web at www.sec.gov or on the Investor Relations section of the Company’s website at www.myhealthspring.com. Our website address is provided as an inactive textual reference only. The information provided on our website is not part of this proxy statement and is not incorporated herein by this reference.

24.	Q:	HOW MANY COPIES SHOULD I RECEIVE IF I SHARE AN ADDRESS WITH ANOTHER STOCKHOLDER?

	A:	The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers may be householding our proxy materials by delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, or if you are receiving multiple copies of the proxy statement and annual report and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you are a stockholder of record. You can notify us by sending a written request to our Secretary at HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228, or by calling the Secretary at (615) 291-7000. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

CORPORATE GOVERNANCE
     We believe that effective corporate governance is critical to our long-term success and ability to create value for our stockholders. In connection with our initial public offering, or IPO, in February 2006, our board of directors reviewed our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of the NYSE. Based on their review, our Board of Directors has approved charters, policies, procedures and controls that we believe promote and enhance corporate governance, accountability, and responsibility with respect to the Company and a culture of honesty and integrity. Our corporate governance guidelines, code of business conduct and ethics, and various other governance related policies and charters are available on the Investor Relations section of our website at www.myhealthspring.com, and are available free of charge upon request to the Company’s Secretary, HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228. A copy of the audit committee charter is attached to this proxy statement as Exhibit A.
Board Independence and Operations
     We currently have six Board members. The Board has determined that each of Messrs. Robert Z. Hensley, Russell K. Mayerfeld, and Martin S. Rash are “independent” directors as defined under the rules of the NYSE and have no relationships with us that impair their independence. In accordance with the applicable transition rules for newly public issuers, we are required to have a majority of independent directors on our board of directors within one year of completion of our IPO in February 2006. In the event Bruce M. Fried, a nominee for election as a director, is elected at the annual meeting, we will have a majority of independent directors.
     As further described in our corporate governance guidelines, the Board has created a position of presiding director whose primary responsibility is to preside over executive sessions of the non-management directors. The presiding director also performs such other duties as the Board may from time to time delegate to him to assist the Board in the fulfillment of its responsibilities. Currently, Mr. Mayerfeld is the presiding director and he will continue serving in this position unless and until a successor presiding director has been appointed in compliance with our corporate governance guidelines.
     From the date of HealthSpring’s commencement of operations on March 1, 2005 (the effective date of the recapitalization of our predecessor, NewQuest, LLC), our Board of Directors held two meetings in 2005 and each of the incumbent directors attended all of the Board meetings held during their tenure in 2005.
Board Structure and Committee Composition
     We have an audit committee, a compensation committee, and a nominating and corporate governance committee of our Board of Directors. These committees were established effective upon the consummation of the IPO in February 2006. Accordingly, the committees did not meet in 2005. Each committee consists of three persons, none of whom are employed by us and two of whom are “independent” as defined under the rules of the NYSE. To the extent not prohibited under applicable law or the NYSE rules, until such time as the investment funds affiliated with GTCR Golder Rauner II, L.L.C., or the GTCR Funds, hold less than 15% of our outstanding shares of common stock, the GTCR Funds will have the right to cause one of their director designees to serve on each of the committees established by our Board of Directors. The Board has determined that participation by the GTCR director designees on the committees will not adversely affect the ability of the committees to act independently. Within one year of our listing, all of the members of these committees will be required to be independent under the rules of the NYSE.
     The composition of our Board committees is set forth below:

Nominating and
Name of Director	Audit	Compensation	Corporate Governance
Robert Z Hensley*	Chair	Member
Russell K. Mayerfeld*	Member		Chair
Joseph P. Nolan		Member	Member
Martin S. Rash*		Chair	Member
Daniel L. Timm	Member

*	Independent director pursuant to the NYSE rules.
Following the anticipated election of Bruce M. Fried at the meeting (see Proposal 1), the nominating and corporate governance committee, in conjunction with the full Board, will evaluate the committees on which Mr. Fried could best serve the Company and its stockholders.

     Audit Committee. None of the members of our audit committee are officers or employees of HealthSpring. The audit committee is responsible for, among other matters: selecting the independent registered public accounting firm; pre-approving all audit and permitted non-audit services to be performed by such firm; approving the overall scope of the audit; assisting the board of directors in monitoring the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal audit function and our compliance with legal and regulatory requirements; meeting to review and discuss the annual and quarterly financial statements and reports with management and the independent registered public accounting firm; reviewing and discussing each earnings press release, as well as financial information and any earnings guidance provided to analysts and rating agencies; discussing policies with respect to risk assessment and risk management; meeting separately and periodically with management, internal auditors, and the independent registered public accounting firm; reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response; handling such other matters that are specifically delegated to the audit committee by the board of directors from time to time; and reporting from time to time to the full Board of Directors. The Board has determined that Mr. Hensley is an “audit committee financial expert” within the meaning of the applicable SEC regulations and that each member of the audit committee has the accounting and financial related management expertise required by the NYSE’s listing standards.
     Compensation Committee. None of our compensation committee members are officers or employees of HealthSpring. The compensation committee is responsible for, among other matters: reviewing employee compensation policies, plans and programs; reviewing and approving the compensation of each of our executive officers; reviewing and approving employment contracts and other similar arrangements with our officers; reviewing and overseeing the evaluation of executive officer performance and other related matters; administration of equity incentive plans and other incentive compensation plans or arrangements; and such other matters that are specifically delegated to the compensation committee by the Board of Directors from time to time.
     Nominating and Corporate Governance Committee. None of the members of our nominating and corporate governance committee are officers or employees of HealthSpring. The nominating and corporate governance committee is responsible for, among other matters: evaluating the composition, size and governance of our Board of Directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees; evaluating and recommending candidates for election to our Board of Directors, including those candidates properly presented by our stockholders; overseeing the performance and self-evaluation process of our Board of Directors (and committees thereof); reviewing and developing our corporate governance policies and providing recommendations to the Board of Directors regarding possible changes; reviewing management succession plans; and reviewing and monitoring compliance with our code of business conduct and ethics, corporate governance guidelines, and other governance policies.
Selection of Board Nominees
     Prior to the IPO, as a privately held company, we informally identified potential candidates for nomination as directors, subject to any contractual arrangements we had with our stockholders. Generally, Board members have been officers of the Company or have had significant industry or other relevant experience, and have been known to one or more of the Board members or officers of the Company. Following the IPO and the establishment of our nominating and corporate governance committee, the nominating and corporate governance committee is authorized to review the qualifications of potential director candidates in accordance with the nominating and corporate governance committee’s charter and our corporate governance guidelines. The committee’s consideration of a candidate as a director includes assessment of the individual’s understanding of the Company’s business, the individual’s professional and educational background, skills, and abilities and potential time commitment and whether such characteristics are consistent with our corporate governance guidelines and other criteria established by the nominating and corporate governance committee from time to time. To provide such a contribution to the Company, a director must possess experience in one or more of the following:
•	business or management for complex and large consolidated companies or other complex and large institutions;

•	accounting or finance for complex and large consolidated companies or other complex and large institutions;

•	leadership, strategic planning, or crisis response for complex and large consolidated companies or other complex and large institutions;

•	the healthcare industry;

•	the managed care and/or Medicare industries; and

•	other significant and relevant areas deemed by the nominating and corporate governance committee to be valuable to the Company.
The nominating and corporate governance committee may also adopt such procedures and criteria not inconsistent with our corporate governance guidelines as it considers advisable for the assessment of director candidates.
     It is our policy that each director should take reasonable steps to keep informed on corporate governance “best practices” and their application in the managed care and Medicare environments. In addition, prior to accepting re-nomination, each director should evaluate himself or herself as to whether he or she satisfies the criteria described above. The Board intends to monitor the mix of skills and experience of its directors in order to ensure that the Board has the necessary tools to perform its oversight functions effectively. The nominating and corporate governance committee will be responsible for reviewing stockholder proposals with respect to director nominations. It is the policy of the Company that there be no differences in the manner in which such nominees are evaluated. A stockholder who desires for the nominating and governance committee to consider a nomination for director must comply with the notice, timing, and other requirements in the Company’s bylaws.
     In addition to the foregoing, pursuant to our amended and restated stockholders agreement (see “Certain Relationships and Related Transactions — Recapitalization — Stockholders Agreement”), our Board is required to nominate, and the stockholders party thereto are required to vote their shares in favor of, two representatives designated by the GTCR Funds to serve as directors until such time as the GTCR Funds hold less than 15% of the outstanding shares of common stock of the Company; and thereafter one representative designated by GTCR until the GTCR Funds hold less than 10% of the outstanding common stock of the Company. The GTCR Funds currently beneficially own approximately 24% of our outstanding common stock and Messrs. Nolan and Timm are the current GTCR designees.
Code of Business Conduct and Ethics
     The Company has a code of business conduct and ethics that complies with the NYSE listing standards and is applicable to all directors, officers and employees of the Company. The code of business conduct and ethics is available on the Investor Relations section of the Company’s website at www.myhealthspring.com. The Company intends to post amendments to or waivers, if any, from its code of business conduct and ethics (to the extent applicable to the Company’s directors or its chief executive officer, principal financial officer, or principal accounting officer) at this location on its website.
Corporate Governance Guidelines
     The Company has adopted corporate governance guidelines that we believe reflect the Board’s commitment to a system of governance that enhances corporate responsibility and accountability.
Policy Regarding Communications with the Board of Directors
     Stockholders may communicate with any of the Company’s directors, including the chair of any of the committees of the Board, the presiding director, or the non-management directors as a group by writing to them c/o HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228. The Secretary or, if applicable, the Company’s compliance officer will review all such communications and direct appropriate communications to the appropriate director(s).
Policy Regarding Director Attendance at Annual Meetings of Stockholders
     We have adopted a policy, that is included within our corporate governance guidelines, stating that directors are strongly encouraged to attend HealthSpring’s annual meetings of stockholders and we currently expect all of our directors to be in attendance at the meeting on June 6, 2006.
Executive Sessions
     Following the IPO, we adopted a policy, that is included within our corporate governance guidelines, that the non-management directors and the independent directors periodically meet in executive session and that our independent directors will at least once a year schedule an executive session including only independent directors. The sessions are typically scheduled and chaired by the presiding director.

AUDIT COMMITTEE REPORT
     The audit committee was formed in connection with the Company’s IPO in February 2006. Prior to that time, the functions now delegated to the audit committee were performed by HealthSpring’s Board of Directors. The audit committee is comprised of three non-employee directors and operates under a written charter, adopted by the Board of Directors, which is posted on the Investor Relations section of the Company’s website at www.myhealthspring.com and is attached hereto as Exhibit A. We believe the charter is in compliance with SEC regulations and the NYSE’s listing standards.
     The primary purposes of the audit committee are to assist the Board of Directors in fulfilling its responsibility to oversee (i) the integrity of the financial statements of HealthSpring, (ii) HealthSpring’s compliance with legal and regulatory requirements, (iii) the independent registered public accountants’ qualifications, independence, and performance and (iv) the performance of HealthSpring’s internal audit function. The audit committee is directly responsible for the appointment, compensation, and oversight of the work of the independent registered public accountants. The independent registered public accountants report directly to the audit committee.
     Management has the primary responsibility for the preparation of the financial statements and the reporting process. The Company’s management has represented to the audit committee that the financial statements are prepared in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing these financial statements. In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements with management and the independent registered public accountants. The audit committee discussed with HealthSpring’s management the critical accounting policies applied by the Company in the preparation of its financial statements. The audit committee also discussed with the Company’s management the process for certifications by the Chief Executive Officer and Chief Financial Officer. The audit committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).
     In addition, the audit committee received from the independent registered public accountants the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from HealthSpring and its management. The audit committee also evaluated whether the independent registered public accountants’ provision of nonaudit services to HealthSpring was compatible with the auditor’s independence and determined it was compatible.
     In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in HealthSpring’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
Robert Z. Hensley (Chair)
Russell K. Mayerfeld
Daniel L. Timm
The foregoing report of the audit committee does not constitute soliciting material and shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing by HealthSpring under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be “filed” under such acts.

PROPOSAL 1 — ELECTION OF DIRECTORS
     The current Board of Directors of HealthSpring consists of six directors. We anticipate increasing the size of the Board to seven directors to accommodate the nomination and election of Mr. Fried as a Class I director at the annual meeting. Our Board of Directors is divided into three classes, Class I, Class II, and Class III, with each class serving staggered three-year terms. Three Class I directors will be elected at the annual meeting. Upon the recommendation of our nominating and corporate governance committee, the Board of Directors recommends that the nominees listed below be elected as Class I members of the Board of Directors at the annual meeting. Messrs. Fritch and Nolan are currently serving as Class I directors. Mr. Fried was initially recommended for nomination as a director by Mr. Fritch, our Chief Executive Officer. Each of the nominees will be elected to serve a three year term as a Class I director until the annual meeting of stockholders in 2009 or until his respective successor is duly elected and qualified. If a nominee becomes unable or unwilling to accept nomination or election, the person or persons voting the proxy will vote for such other person or persons as may be designated by the Board of Directors, unless the Board of Directors chooses to reduce the number of directors serving on the Board. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a Class I director if elected.
Information Concerning Director Nominees and Continuing Directors
     Information concerning the nominees proposed by the Board of Directors for election, and those directors whose terms do not expire at the meeting, is set forth below.
Class I Nominees
Herbert A. Fritch
Director Since 2005
Age 55
     Herbert A. Fritch has served as the Chairman, President, and Chief Executive Officer of the Company and its predecessor, NewQuest, LLC, since the commencement of operations in September 2000. Mr. Fritch is also the president of Renaissance Physician Organization, a large group of independent physician associations that are contracted providers to our Texas health maintenance organization, or HMO, subsidiary. Beginning his career in 1973 as an actuary, Mr. Fritch has over 30 years of experience in the managed healthcare business. Prior to founding NewQuest, LLC, Mr. Fritch founded and served as president of North American Medical Management, Inc., or NAMM, an independent physician association management company, from 1991 to 1999. NAMM was acquired by PhyCor, Inc., a physician practice management company, in 1995. Mr. Fritch served as vice president of managed care for PhyCor following PhyCor’s acquisition of NAMM. Prior to NAMM, Mr. Fritch served as a regional vice president for Partners National Healthplans from 1988 to 1991, where he was responsible for the oversight of seven HMOs in the southern region. Mr. Fritch holds a B.A. in Mathematics from Carleton College. Mr. Fritch is a fellow of the Society of Actuaries and a member of the Academy of Actuaries.
Joseph P. Nolan
Director Since 2005
Age 41
     Joseph P. Nolan has served as one of the Company’s directors since March 2005. Mr. Nolan joined the predecessor of GTCR Golder Rauner II, L.L.C., a private equity fund and an affiliate of the GTCR Funds, in 1994 and became a principal in 1996. Mr. Nolan is currently the co-head of the healthcare group of GTCR. Mr. Nolan was previously a vice president in mergers and acquisitions with Dean Witter Reynolds Inc. Mr. Nolan holds an M.B.A. from the University of Chicago and a B.S. in Accountancy from the University of Illinois. Mr. Nolan was previously on the board of Province Healthcare Company, an operator of non-urban acute care hospitals acquired by LifePoint Hospitals, Inc. in 2005, and currently serves as a director of several private companies.
Bruce M. Fried
Director Nominee
Age 56
     Bruce M. Fried has been a partner at the law firm of Sonnenschein Nath & Rosenthal LLP in their Washington, D.C. office since January 2003. From 1998 to January 2003, Mr. Fried was a partner at the law firm of Shaw Pittman LLP in their Washington, D.C. office. Prior to returning to private law practice, Mr. Fried served in various capacities for the federal agency formerly known as the Health Care Finance Administration, or HCFA, now known as the Center for Medicare and Medicaid Service, or CMS, including as Director of HCFA’s Office of Managed Care. Mr. Fried counsels and represents health plans, physician organizations, hospital groups, and other healthcare organizations with regard to Medicare, Medicaid, HIPAA and other federal healthcare programs and policies. Mr. Fried is general counsel to the eHealthcare initiative and the Health Technology Center. He also serves as a director of other civic and charitable organizations. Mr. Fried holds a J.D. from the University of Florida College of Law and a B.A. from the University of Florida.
Class II Directors (Terms Expire in 2007)
Martin S. Rash
Director Since 2005
Age 51
     Martin S. Rash has served as one of the Company’s directors since March 2005. From December 1996 until its acquisition by LifePoint Hospitals, Inc. in 2005, Mr. Rash served as chief executive officer and a director of Province Healthcare Company, an operator of non-urban acute care hospitals. Mr. Rash also served as chairman of the board of Province since May 1998. He served as chief executive officer and director of its predecessor, Principal Hospital Company, from February 1996 to December 1996. Mr. Rash also serves as a director of Odyssey Healthcare, Inc., a provider of hospice care.
Daniel L. Timm
Director Since 2005
Age 45
     Daniel L. Timm has served as one of the Company’s directors since November 2005. Mr. Timm joined GTCR in 2000 as a principal. Mr. Timm previously served as chief financial officer of Chatham Technologies, Inc., a contract electronics manufacturer, from 1999 to 2000, and as president and chief operating officer of Bruss Company, a food processing company, from 1991 to 1999. He holds a B.S. in Accountancy from the University of Illinois and an M.B.A. from the University of Chicago. Mr. Timm currently sits on the boards of VeriFone Holdings, Inc., a provider of electronic payment technologies, and of several private companies.
Class III Directors (Terms Expire in 2008)
Robert Z. Hensley
Director Since 2006
Age 48
     Robert Z. Hensley has served as one of the Company’s directors since February 2006. From July 2002 to September 2003, Mr. Hensley was an audit partner at Ernst & Young LLP in Nashville, Tennessee. He served as an audit partner at Arthur Andersen LLP in Nashville, Tennessee from 1990 to 2002, and he was the office managing partner of the Nashville, Tennessee office of Arthur Andersen LLP from 1997 to July 2002. Mr. Hensley is currently the principal owner of a private publishing company and two real estate and rental property development companies, each of which is located in Destin, Florida. Mr. Hensley holds a Master of Accountancy degree and a B.S. in Accounting from the University of Tennessee. Mr. Hensley is a certified public accountant and also serves as a director of Advocat, Inc., a provider of long-term care services to nursing home patients and residents of assisted living facilities.
Russell K. Mayerfeld
Director Since 2006
Age 52
     Russell K. Mayerfeld has served as one of the Company’s directors since February 2006. Mr. Mayerfeld has served as the managing member of Excelsus LLC, an advisory services firm, since 2004, and previously provided advisory services and was a private investor from April 2003 to March 2004. Mr. Mayerfeld was managing director, investment banking, of UBS LLC and predecessors from May 1997 to April 2003, and managing director, investment banking, of Dean Witter Reynolds Inc. from 1988 to 1997. Mr. Mayerfeld holds an M.B.A from Harvard University and a B.S. in Accountancy from the University of Illinois. Mr. Mayerfeld also serves as a director of Fremont General Corporation, or FGC, a financial services holding company engaged in commercial and real estate lending, Fremont Investment and Loan, a regulated subsidiary of FGC, and several private companies.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF
THE CLASS I NOMINEES.

PROPOSAL 2 — RATIFICATION OF THE HEALTHSPRING, INC. 2006 EQUITY INCENTIVE PLAN
     The HealthSpring, Inc. 2006 Equity Incentive Plan (the “2006 Equity Incentive Plan”) was approved by our Board of Directors and our stockholders prior to the IPO. The 2006 Equity Incentive Plan has been utilized since February 2, 2006 and replaced our 2005 Stock Option Plan (the “2005 Stock Option Plan”), under which the Board will not make future awards. The Board of Directors is recommending that the stockholders ratify the 2006 Equity Incentive Plan primarily in order to ensure that awards thereunder may qualify for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).
     The primary purpose of the 2006 Equity Incentive Plan is to promote the interests of the Company and its stockholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating those individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its stockholders.
     Our general compensation philosophy is that long-term stock-based incentive compensation should strengthen and align the interests of our officers and employees with our stockholders, as described under the heading “Compensation Committee Report on Executive Compensation.” We believe that stock option and restricted stock awards are effective in enabling us to attract and retain the talent critical to the Company. We believe that stock ownership focuses our key employees on improving our performance, and helps to create a culture that encourages employees to think and act as stockholders. Participants in our long-term incentive compensation program generally include our officers and other key employees. We also believe it is important for our stockholders to have a voice in equity programs, which is one of the reasons why we are seeking your ratification of the 2006 Equity Incentive Plan. We are also seeking ratification in order to ensure that awards under the 2006 Equity Incentive Plan may qualify for deductibility under Section 162(m) of the Code, which requires ratification by our public stockholders within three years of the IPO.
     The 2006 Equity Incentive Plan authorizes awards with respect to an aggregate of 6,250,000 shares. The number of shares with respect to which incentive stock options may be granted is limited to 3,125,000. We believe this authorization will enable us to implement our long-term stock incentive program for three or more years. We believe three years is an appropriate cycle that will allow us to periodically review our stock compensation programs and respond to periodic evolutions in compensation and governance best practices and trends to the extent we believe such practices or trends to be in the best interests of the Company and its stockholders.
     As of April 24, 2006, we had an aggregate of 186,250 shares subject to options outstanding under the 2005 Stock Option Plan with an exercise price of $2.50 per share and a term to expiration of approximately 9 years. As of April 24, 2006, we also had an aggregate of 2,444,500 shares subject to options outstanding under the 2006 Equity Incentive Plan, with a weighted average exercise price of $18.88 and a term to expiration of approximately ten years, including options to purchase 100,000 shares of common stock issued to each of Messrs. Fritch, Rothenberger, Blackshear, and McNamara and options to purchase an aggregate of 665,000 shares issued to all of our current executive officers as a group. As of April 24, 2006, there were 12,500 restricted shares outstanding under the 2006 Equity Incentive Plan, with respect to which the restrictions will have fully lapsed on the anniversary of our IPO. Accordingly, options outstanding as of April 24, 2006, together with shares available for grant under the 2006 Equity Incentive Plan, constitute approximately 11.2% of our shares outstanding as of such date, or 10.1% of our shares on a fully diluted basis, giving effect to the issuance of shares subject to outstanding options and subject to future grants available under the 2006 Equity Incentive Plan.
     We believe that equity awards and our emphasis on employee stock ownership have been integral to our success in the past and are important to our ability to achieve our corporate performance goals in the years ahead. We believe that the ability to attract, retain, and motivate talented employees is integral to our long-term performance and stockholder returns. We believe that the 2006 Equity Incentive Plan allows us the flexibility to implement our current long-term incentive philosophy in future years, and effectively aligns executive and stockholder interests.
     The following is a brief summary of the principal features of the 2006 Equity Incentive Plan, which is qualified in its entirety by reference to the full text of the 2006 Equity Incentive Plan itself, a copy of which is attached hereto as Exhibit B and incorporated herein by reference.
     Shares Available for Awards under the Plan. Under the 2006 Equity Incentive Plan, awards may be made in common stock of the Company. Subject to adjustment as provided by the terms of the 2006 Equity Incentive Plan, the maximum number of shares of common stock with respect to which awards may be granted under the 2006 Equity Incentive Plan is 6,250,000. Nonqualified stock options to purchase an aggregate of 2,444,500 shares of common stock have been awarded to employees, including certain of our executive officers, under this plan. Future awards to our officers have not yet been determined or allocated. Except as adjusted in accordance with the terms of the 2006 Equity Incentive Plan, no more than 3,125,000 shares of common stock authorized under the 2006 Equity Incentive Plan may be awarded as incentive stock options under the 2006 Equity Incentive Plan. Shares of common stock subject to an award under the 2006 Equity Incentive Plan that expire unexercised or are cancelled, forfeited, settled in cash or otherwise terminated without a delivery of shares of common stock to the participant, including shares of common stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the 2006 Equity Incentive Plan. Shares of common stock issued under the 2006 Equity Incentive Plan may be either newly issued shares or shares that have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in connection with the assumption of outstanding awards previously granted by a company acquired by the Company, or with which the Company combines, or Substitute Awards, do not reduce the number of shares available for awards under the 2006 Equity Incentive Plan.
     In addition, the 2006 Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Code. Under these limitations, no single participant may receive options or stock appreciation rights, or SARs, in any calendar year that, taken together, relate to more than 625,000 shares of common stock, subject to adjustment in certain circumstances.
     With certain limitations, awards made under the 2006 Equity Incentive Plan may be adjusted by the compensation committee of the board of directors in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2006 Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.
     No awards may be granted under the 2006 Equity Incentive Plan after the tenth anniversary of the effective date of the plan.
     Eligibility and Administration. Current and prospective officers and employees, directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the 2006 Equity Incentive Plan. The compensation committee administers the 2006 Equity Incentive Plan, except with respect to awards to non-employee directors, for which the 2006 Equity Incentive Plan is administered by the Board. Subject to the terms of the 2006 Equity Incentive Plan, the compensation committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend, subject to certain limitations, the terms and conditions of any award, interpret and specify the rules and regulations relating to the 2006 Equity Incentive Plan, and make all other determinations that may be necessary or desirable for the administration of the 2006 Equity Incentive Plan. Until such time as the GTCR Funds hold less than 15% of the outstanding stock of the Company, the consent of GTCR is required for any equity or equity-based awards to our executive officers.
     Stock Options and Stock Appreciation Rights. The compensation committee is authorized to grant stock options, including incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The compensation committee may specify the terms of such grants subject to the terms of the 2006 Equity Incentive Plan. The compensation committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the compensation committee, but may not be less than the fair market value of a share of common stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the compensation committee, except that no option or SAR relating to an option may have a term exceeding ten years. Incentive stock options that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
     A stock option or SAR may be exercised in whole or in part at any time, with respect to whole shares only, within the period permitted for the exercise. Stock options and SARs shall be exercised by written notice of intent to exercise the stock option or SAR and, with respect to options, payment in full to the Company of the amount of the option price for the number of shares with respect to which the option is then being exercised.
     Payment of the option price must be made in cash or cash equivalents, or, at the discretion of the compensation committee, (a) by transfer, either actually or by attestation, to the Company of shares that have been held by the participant for at least six months (or such lesser period as may be permitted by the compensation committee) which have a fair market value on the date of exercise equal to the option price, together with any applicable withholding taxes, or (b) by a combination of such cash or cash equivalents and such shares; provided, however, that a participant is not entitled to tender shares pursuant to successive, substantially simultaneous exercises of any stock option of the Company. Subject to applicable securities laws and company policy, the Company may permit an option to be exercised by delivering a notice of exercise and simultaneously selling the shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the option price, together with any applicable withholding taxes. Until the participant has been issued the shares subject to such exercise, he or she possesses no rights as a stockholder with respect to such shares.
     Restricted Shares and Restricted Share Units. The compensation committee is authorized to grant restricted shares of common stock and restricted share units. Restricted shares are shares of common stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the compensation committee in the award agreement. A participant granted restricted shares of common stock generally has most of the rights of a stockholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions. In connection with our IPO, the Company issued 2,500 restricted shares to each of its five non-employee directors.
     Each restricted share unit has a value equal to the fair market value of a share of common stock on the date of grant. The compensation committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to stockholders on shares of common stock. Except as determined otherwise by the compensation committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
     Performance Awards. A performance award consists of a right that is denominated in cash or shares of common stock (including restricted stock units), valued in accordance with the achievement of certain performance goals during certain performance periods as established by the compensation committee, and payable at such time and in such form as the compensation committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the compensation committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. A participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
     Performance awards are subject to certain specific terms and conditions under the 2006 Equity Incentive Plan. Unless otherwise expressly stated in the relevant award agreement, each award granted to a covered officer, as defined, under the 2006 Equity Incentive Plan is intended to be performance-based compensation within the meaning of Section 162(m). Performance goals for covered officers will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units, business segments or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed or investment; (e) net income; (f) earnings per share; (g) utilization management; (h) membership; (i) gross profit; (j) medical loss ratio; (k) stock price or total stockholder return; (l) provider network growth; (m) debt reduction; (n) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination of those objectives. Each goal may be expressed on an absolute or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity or shares outstanding, or to assets or net assets. The compensation committee may appropriately adjust any evaluation of performance under criteria set forth in the 2006 Equity Incentive Plan to exclude any of the following events that occurs during a performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs and (e) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
     To the extent necessary to comply with Section 162(m) of the Code, with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the compensation committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each covered officer for such performance period. Following the completion of each performance period, the compensation committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to covered officers for such performance period. In determining the amount earned by a covered officer for a given performance period, subject to any applicable award agreement, the compensation committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the compensation committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any covered officer, the maximum annual number of shares in respect of which all performance awards may be granted under the 2006 Equity Incentive Plan is 250,000 and the maximum annual amount of all performance awards that are settled in cash is $5,000,000.
     Other Stock-Based Awards. The compensation committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of common stock. The compensation committee will determine the terms and conditions of such awards, consistent with the terms of the 2006 Equity Incentive Plan.
     Non-Employee Director Awards. The board may provide that all or a portion of a non-employee director’s annual retainer, meeting fees or other awards or compensation as determined by the Board will be payable in non-qualified stock options, restricted shares, restricted share units or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. The board will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the board. Non-employee directors are also eligible to receive other awards pursuant to the terms of the 2006 Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the compensation committee may determine; provided, however, that with respect to awards made to members of the compensation committee, the 2006 Equity Incentive Plan will be administered by the board.
     Termination of Employment. The compensation committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
     Change in Control. Unless expressly provided in the applicable award agreement or otherwise determined by the compensation committee on or before a Change in Control (as defined in the 2006 Equity Incentive Plan), outstanding awards will not vest, become exercisable or payable, or otherwise have restrictions lifted upon a Change in Control.
     Amendment and Termination. The board may amend, alter, suspend, discontinue or terminate the 2006 Equity Incentive Plan or any portion of the 2006 Equity Incentive Plan at any time, except that stockholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the board deems it desirable or necessary to comply. The compensation committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. Notwithstanding the foregoing, except for certain limited exceptions, the compensation committee does not have the power to amend the terms of previously granted options to reduce the exercise price per share of such options or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The compensation committee also may not materially and adversely affect the rights of any award holder without the award holder’s consent.
     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the 2006 Equity Incentive Plan, to satisfy withholding and other tax obligations. The compensation committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Except as permitted by the applicable award agreement, awards granted under the 2006 Equity Incentive Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or as permitted by the compensation committee in its discretion.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION
OF THE 2006 EQUITY INCENTIVE PLAN.
PROPOSAL 3 — OTHER MATTERS
     We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the annual meeting. The persons named in the proxies will vote in accordance with the recommendation of the Board of Directors on any other matters incidental to the conduct of, or otherwise properly brought before, the annual meeting. Discretionary authority for them to do so is contained in the proxy.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The audit committee has appointed KPMG LLP, who conducted our audit for 2005, as our independent registered public accounting firm for 2006. Representatives of KPMG LLP will attend our annual meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to your questions.
FEES BILLED TO THE COMPANY BY KPMG LLP DURING 2005 AND 2004
     Audit Fees. The aggregate audit fees and out-of-pocket expenses billed by KPMG LLP relating to the 2005 audit and quarterly reviews totaled $523,297 and for 2004 totaled $494,949. Audit fees include fees related to professional services rendered in connection with the audit of our annual consolidated financial statements and audit services provided in connection with statutory and regulatory filings of our HMO subsidiaries.
     Audit-Related Fees. The aggregate fees billed by KPMG LLP for products or services in 2005 related to our audit and other than those described above, primarily related to our IPO, totaled $900,000. The aggregate fees billed by KPMG LLP for products or services in 2004 related to our audit and other than those described above, primarily related to the recapitalization transaction, totaled $14,400.
     Tax Fees. The aggregate fees billed by KPMG LLP for professional services rendered for tax compliance, tax advice, and tax planning totaled $81,663 for 2005 and $52,250 for 2004.
     All Other Fees. There were no other fees billed by KPMG LLP for products or services in 2005 or 2004.
     The Board of Directors has adopted a written charter for the audit committee, which is attached hereto as Exhibit A, that, among other things, requires the audit committee to pre-approve all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accounting firm. All services performed for the Company by KPMG LLP in 2006 will be pre-approved by the audit committee. If a request for these services is made between audit committee meetings, the audit committee has delegated the authority to the Chairman of the audit committee to approve such services, and in his absence or unavailability, such other available audit committee member will have the authority to approve such services as deemed appropriate. Any decisions between meetings to pre-approve any services will be presented to the audit committee at its next scheduled meeting.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The compensation committee of the Board of Directors was formed in connection with the Company’s IPO in February 2006. Prior to that time, the functions now delegated to the compensation committee were performed by HealthSpring’s Board of Directors. The compensation committee is generally charged with oversight of the Company’s compensation programs. The mission of the compensation committee is to consider the proper alignment of executive pay policies with Company values and strategy by overseeing employee compensation policies, corporate performance measurement and assessment, and Chief Executive Officer performance assessment. The compensation committee is currently considering retention of an independent outside consultant to assist in the strategic review of programs and arrangements relating to executive compensation and performance and to help implement the compensation philosophy of the compensation committee described below.
     The compensation committee periodically reviews the Compensation Committee Charter to ensure that the compensation committee’s structure and responsibilities are appropriate and in line with the Company’s business needs and regulatory requirements.
Compensation Philosophy
     The compensation committee believes the most effective executive compensation program aligns the interests of a company’s executives with those of its stockholders. Our primary business objectives are to deliver the highest-quality, most cost-efficient healthcare benefits and services for our members and, at the same time, enhance long-term stockholder value. The compensation committee is committed to a strong, positive link between the Company’s objectives and its compensation and benefits practices.
     In making recommendations to the Board of Directors concerning adjustments to compensation packages, the compensation committee intends to consider the Company’s financial condition and operational performance during the prior year. The compensation committee expects the Company’s executive compensation program will consist of three principal components: (1) base salary; (2) annual bonus; and (3) long-term equity incentives.
     Base Salary. Base compensation for our executive officers is generally established by the terms of employment agreements between the Company and the executives or, for executive officers that do not have employment agreements, is established by the compensation committee in conjunction with the executive’s direct superior, typically the Chief Executive Officer. The compensation committee will determine whether to increase base compensation for the executive officers based upon recommendations from management, any compensation consultants it may engage, and discussions with our Chief Executive Officer. After taking into consideration these recommendations and discussions, the contributions of each executive, and the performance of the Company, the compensation committee will subjectively determine appropriate levels of base compensation for existing and future executive officers.
     Annual Bonus. The compensation committee considers that compensation should be linked primarily to operating performance. To achieve this link with regard to short-term performance, the compensation committee will rely on cash bonuses awarded to executive officers that are targeted as a percentage of base salary based on specific performance goals, including financial and personal, determined near the beginning of each year. The total bonus award that executive officers can achieve for 2006 ranges from 30% to 100% of base salary, generally as set forth in the executive’s employment agreement, if applicable, or as established by the compensation committee in consultation with the Chief Executive Officer.
     Long-Term Equity Incentives. We expect that stock options will be the primary vehicle for payment of long-term compensation to executives over the next several years. The compensation committee considers that an integral part of our executive compensation program is equity-based compensation. The compensation committee believes that long-term stock-based incentive compensation should be structured so as to closely align the interests of the executives with the interests of our stockholders and, in particular, to provide only limited value in the event that our stock price fails to increase over time. The compensation committee determines the stock-based awards to the executive officers and takes into account the recommendations of the Chief Executive Officer prior to approving annual awards of long-term stock-based incentive compensation. These stock-based awards are granted in part to reward the senior executives for their long-term strategic management of our company and to motivate the executives to improve stockholder value.
Chief Executive Officer Compensation
     The compensation committee believes that the compensation of our Chief Executive Officer is consistent with its general policies concerning executive compensation and is appropriate in light of our financial objectives and performance. Awards of long-term incentive compensation to our Chief Executive Officer are considered concurrently with awards to other executive officers and follow the same general policies as such other long-term incentive awards. Mr. Fritch currently has an employment agreement with the Company providing for an annual base salary of $525,000, subject to increase, and for an annual bonus targeted at 100% of base salary based on budgetary objectives. In reviewing and approving Mr. Fritch’s bonus compensation relating to 2005, the compensation committee took into account our performance, our progress in expanding our business, the completion of the IPO, and such other factors as the compensation committee deemed appropriate in its subjective judgment and awarded Mr. Fritch a bonus of $525,000, or 100% of his targeted amount.
Executive Compensation Tax Deductibility
     Under Section 162(m) of the Internal Revenue Code, compensation paid by a publicly held corporation to the chief executive officer and four other highly paid executive officers in excess of $1.0 million per year per officer is deductible only if paid pursuant to qualifying performance-based compensation plans approved by stockholders. Because the amount and mix of individual compensation are based on competitive considerations as well as Company and individual performance, executive officer compensation that is not performance-based may exceed $1.0 million in a given year. Although it will consider the tax implications of its compensation decisions, the compensation committee believes its primary focus should be to attract, retain, and motivate executives and to align the executives’ interests with those of the Company’s stakeholders.
     The foregoing report is respectfully submitted by the compensation committee, whose members are as follows:
Martin S. Rash (Chair)
Robert Z. Hensley
Joseph P. Nolan
The foregoing report of the compensation committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed to be “filed” under such acts.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth information regarding the compensation earned by the Chief Executive Officer and the other four most highly compensated executive officers (with the Chief Executive Officer, the “named executive officers”) based on salary and bonus earned for 2005.

			Annual Compensation
					Other Annual	All Other
Name and Principal			Salary	Bonus	Compensation	Compensation
Positions	Year		($)(1)	($)(2)	($)(3)	($)(4)(5)
Herbert A. Fritch	2005		$525,000	$525,000	—	$7,350
President and	2004		$425,000	$687,500	—	$2,447,952
Chief Executive Officer
Jeffrey L. Rothenberger	2005		$400,000	$400,000	—	$7,350
Executive Vice President and	2004		$325,000	$318,750	—	$617,369
Chief Operating Officer
J. Murray Blackshear	2005		$309,952	$315,000	—	$7,350
Executive Vice President and	2004		$290,000	$145,000	—	$617,346
President — Tennessee Division
Pasquale R. Pingitore, M.D.	2005		$300,000	$105,000	—	$7,350
Senior Vice President and	2004		$250,000	$87,500	—	$191,997
Chief Medical Officer
Kevin M. McNamara	2005	(6)	$215,385	$350,000	—	$1,093,109 (7)
Executive Vice President and
Chief Financial Officer

(1)	Represents total salary earned and includes amounts of compensation deferred under our 401(k) savings plan.

(2)	Includes bonuses paid in 2006 relating to bonus and performance targets achieved for 2005.

(3)	Other annual compensation reflected in the table does not include the value of certain personal benefits, if any, furnished by the Company or for which it reimburses the named executive officers, unless the value of such benefits in total exceeds the lesser of $50,000 or 10% of the total annual salary and bonus reported in the table above for the named executive officers. During 2004, Messrs. Blackshear and Pingitore received other annual compensation of $5,400 and $4,200, respectively. During 2005, Messrs. Fritch, Rothenberger, Blackshear and Pingitore received other annual compensation of $5,530, $1,377, $4,525, and $4,612, respectively. Mr. Blackshear was also reimbursed $28,073 for moving and relocation expenses in 2005.

(4)	All other compensation for Messrs. Fritch, Rothenberger, Blackshear, and Pingitore for 2004 includes (i) company matching contributions to our 401(k) savings plans of $7,175, (ii) $2,422,322, $605,580, $605,557, and $182,514, respectively, recognized in connection with the estimation of the value of the phantom membership units converted on December 31, 2004, and (iii) $18,455, $4,614, $4,614, and $2,308, respectively, as payment of the estimated interest, grossed-up to cover related tax withholdings, through the closing of the recapitalization on loans issued to cover the required tax withholdings in connection with the conversion. See “Certain Relationships and Related Transactions.”

(5)	All other compensation for Messrs. Fritch, Rothenberger, Blackshear, Pingitore, and McNamara for 2005 includes company matching contributions to our 401(k) savings plans of $7,350.

(6)	Mr. McNamara joined the Company in April 2005.

(7)	In connection with his initial employment, Mr. McNamara purchased 500,000 shares of restricted common stock from the Company at a purchase price of $0.20 per share. See “— Benefit Plans — Restricted Stock Purchase Agreements.” Based on a contemporaneous valuation completed shortly thereafter, the Company determined that the fair market value of the restricted common stock as of the date of Mr. McNamara’s purchase was $1.58 per share. Accordingly, as with other employees who purchased restricted stock at or about the same time, Mr. McNamara was deemed to have received compensation related to his purchase of the restricted stock at less than its fair market value, in Mr. McNamara’s case in the amount of $690,000, and the Company paid Mr. McNamara $395,759 to cover taxes related to this deemed compensation.

Option Grants During 2005
     None of the named executive officers were granted options to purchase common stock in 2005. In February 2006, Messrs. Fritch, Rothenberger, Blackshear and McNamara were awarded options to purchase up to 100,000 shares of common stock at the price of $19.50 per share, the IPO price, pursuant to our 2006 Equity Incentive Plan.
Directors’ Compensation
     Prior to our IPO, we did not provide cash compensation to non-employee directors for their services as directors apart from reimbursement for their reasonable expenses incurred in attending meetings of the board of directors. See “Certain Relationships and Related Transactions — Recapitalization — Professional Services Agreement.” Following our IPO, we are providing compensation to our non-employee directors, including designees of the GTCR Funds (who pass their cash directors’ fees through to the GTCR Funds pursuant to their internal requirements), for their services as follows:
•	Annual cash retainers (pro rated for partial-year service) of $25,000 and additional annual retainers of $5,000 and $2,500, respectively, for service on the audit committee or another standing committee of the board. The audit committee chair shall be paid a $10,000 annual retainer with each chair of the other standing committees receiving an annual retainer of $5,000. In addition, meeting fees of (1) $2,500 per regularly scheduled quarterly meeting for in-person attendance, (2) $1,000 per committee meeting (when not in conjunction with a regularly scheduled quarterly meeting of the board) or other special board of directors meeting for in-person attendance, and (3) $500 per meeting for telephone participation. Directors will be reimbursed for reasonable expenses incurred in connection with attending meetings of the board of directors or its committees.

•	Equity compensation will consist of restricted stock awards, subject to one year vesting, of 2,500 shares of restricted common stock upon initial election to the Board and 1,500 shares of restricted common stock upon each annual meeting of stockholders where directorship will continue following the meeting. Each non-employee director received a restricted stock award, subject to one year vesting, at the completion of our IPO in February 2006 of 2,500 shares of restricted common stock.
Employment, Severance and Change in Control Agreements
     We have entered into employment agreements with the following executive officers: Messrs. Fritch, Rothenberger, Blackshear, and McNamara. The employment agreements provide for minimum annual base salaries and eligibility for an annual bonus (based on a percentage of each executive’s base salary) based on annual budgetary and other objectives determined by the board of directors for each fiscal year of employment, and each executive is entitled to any other benefits made available by us to other senior executives. Each executive’s employment will continue until his:
•	resignation with or without good reason, or his disability or death, or

•	termination of employment with or without cause.
     If an executive’s employment is terminated by us without cause or by the executive for good reason, the executive shall be entitled to (a) receive a severance payment equal to his annual base salary and (b) continue to participate in our employee benefit programs for senior executive employees (other than bonus and incentive compensation plans) for one year following the date of termination; provided, that the severance benefits referred to above will be reduced to the extent the executive receives compensation from another employer during the severance period unless executive is terminated without cause in connection with a sale of the Company, as defined in the employment agreement. If an executive’s employment is terminated with cause, by executive without good reason, or otherwise as a result of executive’s death or disability, executive shall only be entitled to receive his accrued salary through the termination date and the other benefits required by applicable law or otherwise specifically provided for in our applicable employee benefit plans.
     Each executive has agreed to limitations on his ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions, methods and other work product relating to his employment belong to us. Also, during the eighteen-month period following an executive’s termination of employment, he agrees not to engage in any manner of business engaged in by us in the United States. Furthermore, during the non-compete period, executive agrees not to solicit our customers, suppliers, or other business relations or solicit or hire our employees.
     The foregoing summary of the principal features of our employment agreements is qualified in its entirety by reference to the actual text of such agreements, copies of which have been filed with the SEC.

Compensation Committee Interlocks and Insider Participation
     We did not have a compensation committee in 2004 or 2005. As managers of our predecessor and directors of the Company, Messrs. Fritch and Rothenberger participated in compensation decisions with respect to our named executive officers for 2004 and 2005. The 2005 compensation arrangements for our chief executive officer and each of our named executive officers, with the exception of Dr. Pingitore who is an at-will employee, were established pursuant to the terms of the respective employment agreements between us and each executive officer.
     The compensation committee of the Board of Directors is currently composed of Martin S. Rash (Chair), Robert Z. Hensley, and Joseph P. Nolan. None of these persons has at any time been an officer or employee of HealthSpring or any of its subsidiaries. Mr. Nolan is an affiliate of the GTCR Funds. See “Certain Relationships and Related Transactions — Recapitalization — Stockholders Agreement” and “Certain Relationships and Related Transactions — Recapitalization — Professional Services Agreement.” There are no other relationships among HealthSpring’s executive officers, members of the compensation committee or entities whose executives serve on the compensation committee that require disclosure under applicable SEC regulations.
Benefit Plans
Restricted Stock Purchase Agreements
     As of April 24, 2006, there were an aggregate of 1,618,750 shares of restricted common stock outstanding that were not issued pursuant to formal stockholder approved equity plans. Of these shares, 500,000 were issued to Mr. McNamara, our Executive Vice President and Chief Financial Officer. Each employee’s shares of restricted common stock are subject to the terms and conditions of amended and restated restricted stock purchase agreements. Certain restrictions on these shares of restricted common stock lapse based on time, generally over five years, and in the event of a change in control. The restrictions on Mr. McNamara’s shares lapse over a period of four years from the date of issuance. All the outstanding shares of restricted stock have voting and dividend rights similar to our unrestricted common stock. The restricted stock agreements are individual compensatory benefit plans within the meaning of Rule 701 promulgated under the Securities Act of 1933, as amended.
     The restricted shares are generally subject to limitations on transfer, except pursuant to a public sale, a sale of the Company, or certain expressly permitted transfers. Pursuant to the restricted stock purchase agreements, the Company has the right to purchase all or any portion of an employee’s unvested restricted stock if his or her employment is terminated. The purchase price for securities purchased pursuant to this repurchase option will be the lesser of the original cost and the fair market value of such shares as of the date of notice and as of the date of separation. Repurchases by us under the repurchase options described above are subject to (a) our ability to pay the purchase price from readily available cash resources, (b) restrictions contained in laws applicable to us or our subsidiaries and (c) restrictions contained in our and our subsidiaries’ debt and equity financing agreements. We may therefore defer repurchases while such restrictions apply.
     The restricted stock agreements also contain limitations on the holder’s ability to disclose confidential information relating to us and acknowledges that all discoveries, inventions, methods and other work product relating to a holder’s employment belong to us. Also, during the twelve-month period (eighteen-months for certain employees) following a holder’s termination of employment, such holder agrees not to engage in any manner of business that competes with us in any area in which we do business. Furthermore, during the non-compete period, each holder agrees not to solicit our customers, suppliers, or other business relations or solicit or hire our employees.
     The foregoing summary of the principal features of our restricted stock purchase agreements is qualified in its entirety by reference to the actual text of such agreements, a form of which has been previously filed with the SEC.
2005 Stock Option Plan
     The following is a brief summary of the principal features of our 2005 Stock Option Plan, that we adopted on March 1, 2005. No additional awards will be granted under our 2005 Stock Option Plan. This summary is qualified in its entirety by reference to the actual text of the 2005 Stock Option Plan, a copy of which has been filed with the SEC.
     As of April 24, 2006, nonqualified stock options to purchase an aggregate of 186,250 shares of common stock are currently outstanding under the 2005 Stock Option Plan. The exercise price for all outstanding stock options granted under the 2005 Stock Option Plan is $2.50 per share. Options granted under the 2005 Stock Option Plan vest and become exercisable over a period of five years from the vesting start date. All options granted under the 2005 Stock Option Plan have a ten year term. None of the outstanding options are currently exercisable.
     A participant in the 2005 Stock Option Plan may exercise an option only if such participant is, and has been continuously since the date the option was granted, a director, officer or employee of, or performed other services for the Company. Options may be exercised in whole or in part by written notice to the Company. This notice must be accompanied by payment of the exercise price in full. Payment shall be made in cash (including check, bank draft, or money order). An optionee may not transfer a stock option other than by will or the laws of descent and distribution.
     In the event of certain types of changes in our capital structure, including a stock split or recapitalization, the number of shares and exercise price of all outstanding stock options granted under the 2005 Stock Option Plan will be automatically adjusted. In the event of a recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of our assets or other fundamental change whereupon holders of the shares of our common stock are entitled to receive stock, securities or assets with respect to, or in exchange for, their shares of our common stock, each participant holding options shall thereafter have the right to receive, upon exercise of the options, such shares of stock, securities, or assets as may be issued or payable with respect to or in exchange for the number of shares of common stock to which participant would have been entitled upon exercise of options had such change not taken place.
     The 2005 Stock Option Plan is administered by our compensation committee. Subject to the terms of the 2005 Stock Option Plan, the compensation committee has the authority to interpret and specify the rules and regulations relating to the 2005 Stock Option Plan. The outstanding option award agreements also contain restrictions on transfer and non-competition and confidentiality provisions substantially similar to those provided under the restricted stock agreements and set forth above under “Restricted Stock Purchase Agreements.”
2006 Equity Incentive Plan
     A summary of the principal features of our 2006 Equity Incentive Plan is provided in Proposal 2 above.
EQUITY COMPENSATION PLAN INFORMATION
     The following table provides certain information as of December 31, 2005 with respect to our equity compensation plans:

	(a)	(b)	(c)
	Number of securities	Weighted-average	Number of securities remaining
	to be issued	exercise price of	available for future issuance
	upon exercise of	outstanding	under equity compensation
	outstanding options,	options,	plans (excluding securities
	warrants and rights	warrants and rights	reflected in column(a))
Equity compensation plans approved by security holders	195,000	$2.50	1,549,052	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	195,000	$2.50	1,549,052	(1)

(1)	In connection with our IPO and the effectiveness of our 2006 Equity Incentive Plan, the Board determined that no additional awards would be made under the 2005 Stock Option Plan, which was the only equity compensation plan in effect as of December 31, 2005.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Recapitalization
     On March 1, 2005, we consummated the recapitalization of our predecessor, pursuant to which the GTCR Funds acquired stock in, and obtained voting control of, the Company. Certain of the agreements relating to the recapitalization transaction are described below.
     Stock Purchase Agreement; Purchase and Exchange Agreement. Pursuant to the stock purchase agreement entered into by the Company in connection with the recapitalization transaction, the GTCR Funds and certain other investors, including certain of our directors and executive officers, purchased an aggregate of 136,072 shares of our preferred stock and 18,237,587 shares of our common stock for an aggregate purchase price of approximately $139.7 million. Pursuant to the stock purchase agreement, among other transactions:
•	The GTCR Funds purchased 130,569 shares of preferred stock and 17,500,000 shares of common stock for a purchase price of $134.1 million;

•	Martin S. Rash, a director, purchased 487 shares of preferred stock and 65,265 shares of common stock for a purchase price of $500,000;

•	Kevin M. McNamara, who subsequently became an executive officer, purchased 243 shares of preferred stock and 32,633 shares of common stock for a purchase price of $250,000;

•	J. Gentry Barden, who subsequently became an executive officer, purchased 49 shares of preferred stock and 6,527 shares of common stock for a purchase price of $50,000; and

•	David L. Terry, Jr., an executive officer, purchased 77 shares of preferred stock and 10,369 shares of common stock for a purchase price of $79,438.
     Pursuant to the purchase and exchange agreement, dated November 10, 2004, entered into in connection with the recapitalization by GTCR, our predecessor NewQuest, LLC, the members of NewQuest, LLC, the Company, and NewQuest, Inc., a wholly-owned subsidiary of the Company, the members of NewQuest, LLC exchanged or sold their ownership interests in NewQuest, LLC for an aggregate of $295.4 million in cash (including $17.2 million placed in escrow to secure contingent post-closing indemnification liabilities), 91,082 shares of preferred stock, and 12,207,631 shares of common stock of HealthSpring. The table below lists with respect to each of our directors, executive officers, and 5% or greater stockholders (including persons or entities related to the director, executive officer, or stockholder) who participated in the recapitalization: (a) the number of NewQuest, LLC membership units contributed to HealthSpring, (b) the number of shares of preferred and common stock of HealthSpring received in connection with the contribution, (c) the number of NewQuest, LLC membership units sold to HealthSpring, and (d) the aggregate cash value of the membership units sold to HealthSpring, as part of the recapitalization.

	Number of			Number of
	Membership Units of	Number of Preferred	Number of Common	Membership Units of
	NewQuest, LLC	Shares Received in	Shares Received in	NewQuest, LLC Sold
	Contributed to	Connection with	Connection with	to HealthSpring,	Cash Value of Sold
Name	HealthSpring, Inc.	Contribution	Contribution	Inc.	Units
Herbert A. Fritch	392,261	30,420	4,077,139	403,176	$32,104,404
Jeffrey L. Rothenberger	84,578	6,559	879,099	205,725	$16,381,584
J. Murray Blackshear	88,359	6,582	918,398	206,944	$16,478,651
Pasquale R. Pingitore, M.D.	32,580	2,526	338,635	98,551	$7,847,480
Robert Mack	205,408	15,934	2,135,622	887,125	$70,640,601
     Stockholders Agreement. Each of our stockholders prior to the IPO was a party to a stockholders agreement dated March 1, 2005. That agreement was amended and restated effective upon the completion of the IPO. Under the amended and restated stockholders agreement, each share of our capital stock beneficially owned by our pre-IPO stockholders, other than shares held by the GTCR Funds, is generally subject to certain restrictions on transfer, other than certain permitted transfers described in the stockholders agreement.
     The amended and restated stockholders agreement also provides:
•	that we will nominate, and the stockholders party thereto will vote their shares for, two representatives designated by GTCR Funds for election as directors until such time as the GTCR Funds hold less than 15% of the outstanding shares of common stock of the Company; and thereafter one representative designated by GTCR until such time as the GTCR Funds hold less than 10% of the outstanding shares of common stock of the Company;

•	that the GTCR Funds will have the right to designate one of their director designees to serve on each of the committees established by our board of directors, except if prohibited by applicable law or the NYSE rules, until such time as the GTCR Funds hold less than 15% of the outstanding shares of common stock of the Company; and

•	that the GTCR Funds must consent to any equity or equity based awards to our executive officers, until such time as the GTCR Funds hold less than 15% of the outstanding shares of common stock of the Company.
     Professional Services Agreement. Under the professional services agreement, dated March 1, 2005, between HealthSpring, NewQuest, Inc. and GTCR Golder Rauner II, LLC, HealthSpring engaged GTCR Golder Rauner II, LLC as a financial and management consultant. Two of our directors, Messrs. Nolan and Timm, are affiliated with GTCR Golder Rauner II, LLC. During the term of its engagement, GTCR Golder Rauner II, LLC agreed to consult on business and financial matters, including corporate strategy, budgeting of future corporate investments, acquisition and divestiture strategies and debt and equity financings for an annual management fee of $500,000, payable in equal monthly installments, and reimbursement for certain related expenses. GTCR Golder Rauner II, LLC, an affiliate of the GTCR Funds, was paid an aggregate of $458,337 under this agreement in management fees and related expenses through the termination of this agreement upon the completion of the IPO. Additionally, GTCR Golder Rauner II, LLC was paid a placement fee of approximately $1.34 million under the professional services agreement in connection with the sale of our securities in connection with the recapitalization in 2005.
     Conversion of Phantom Membership Units of NewQuest, LLC. Our predecessor, NewQuest, LLC, entered into phantom membership agreements for the benefit of certain of its employees, including a number of our past and current officers and directors. The phantom membership agreements provided for cash payments to the holders upon the occurrence of a change in control of NewQuest, LLC or an initial public offering. If a change in control or an initial public offering did not occur within ten years of the date of the phantom membership agreements, such agreements expired without any consideration required to be paid to the holders. In connection with the recapitalization, the holders of phantom membership agreements entered into agreements converting their phantom membership units into NewQuest, LLC series D membership units and canceling their rights under the phantom membership agreements, in each case effective as of December 31, 2004. The conversion ratio, and value of the new NewQuest, LLC membership interests, was determined based on the value of NewQuest, LLC implied by the recapitalization.
     As part of the conversion and cancellation of the phantom membership agreements, NewQuest, LLC loaned each holder of phantom membership units an amount sufficient to pay the estimated federal and state tax liability of the phantom unit holder as a result of the conversion (which was based on an estimated marginal tax rate of approximately 36%). These loans, in the form of promissory notes, accrued interest at the applicable federal rate, were secured by a pledge of the Series D membership units received upon conversion and were paid in full at the closing of the recapitalization on March 1, 2005. At the time of the conversion, the Company also paid each former phantom member an amount equal to the accrued interest, grossed-up to cover related withholding taxes, estimated to be payable with respect to the promissory notes from January 1, 2005 through the anticipated closing of the recapitalization. At the closing of the recapitalization, the former phantom members were paid an additional amount designed to compensate them for (a) the amounts, if any, that would have been received had the conversion occurred at March 1, 2005 instead of December 31, 2004 and (b) the accrued interest, grossed-up to cover related withholding taxes, payable with respect to the promissory notes in excess of the estimated interest paid upon the conversion. The series D membership units issued in connection with the conversion were either sold to us for cash or contributed to us in exchange for shares of our preferred and common stock as part of the recapitalization under the purchase and exchange agreement described above.
     The following table lists, for our directors and executive officers who held NewQuest, LLC phantom membership units: (a) the aggregate number of phantom membership units held by such person at the time of the conversion; (b) the number of series D membership units received upon conversion of the phantom membership units; (c) the aggregate value of the series D membership units sold or contributed to us in connection with the recapitalization; (d) the aggregate amount of the loan made to each person in connection with the conversion; and (e) the aggregate amount of the grossed-up interest payments and additional amounts such person was entitled to receive upon the conversion and the closing of the recapitalization.

	Number of Phantom	Number of Series D
	Membership Units of	Units Received Upon	Aggregate Value of	Aggregate Loan	Aggregate
Name	NewQuest, LLC	Conversion(1)	Series D Units(2)	Amount(3)	Additional Amounts
Herbert A. Fritch	40,000	30,622.36	$2,422,248	$885,381	$16,190
Jeffrey L. Rothenberger	10,000	7,655.59	$605,557	$220,437	$4,047
J. Murray Blackshear	10,000	7,655.59	$605,557	$220,437	$4,047
Pasquale R. Pingitore, M.D.	2,750	2,307.38	$182,514	$65,974	$1,220

(1)	Included in number of membership units of NewQuest, LLC contributed or sold to HealthSpring in the table on page 21.

(2)	Based upon an estimated per unit value at December 31, 2004 of $79.10.

(3)	Includes interest accrued at the applicable federal rate through the closing of the recapitalization.

RPO Relationship
     Renaissance Physician Organization, or RPO, is a Texas non-profit corporation the members of which are GulfQuest L.P., one of our wholly owned HMO management subsidiaries, and 13 affiliated independent physician associations. Herbert A. Fritch, our President and Chief Executive Officer, serves as president of RPO, but does not receive any compensation from RPO. Dr. Pasquale Pingitore, our Senior Vice President and Chief Medical Officer, served as chief medical officer of RPO, without compensation, through December 2005. Our Texas HMO, Texas HealthSpring, LLC, has contracted with RPO to provide professional medical and covered medical services and procedures to members of our Medicare Advantage plan. Pursuant to that agreement, RPO shares risk relating to the provision of such services, both upside and downside, with the Company on an equal allocation. Another agreement we have with RPO delegates responsibility to our GulfQuest subsidiary for medical management, claims processing, provider relations, credentialing, finance, and reporting services for RPO’s Medicare and commercial members. Pursuant to that agreement, GulfQuest receives a management fee, calculated as a percentage of Medicare premiums, plus a dollar amount per member per month for RPO’s commercial members, plus 25% of the profits from RPO’s operations. Both agreements have a ten year term that expires on December 31, 2014 and automatically renew for additional one to three year terms thereafter, unless notice of non-renewal is given by either party at least 180 days prior to the end of the then-current term. The agreements also contain certain restrictions on our ability to enter into agreements with physician networks in certain counties where RPO provides services. Likewise, RPO is subject to restrictions regarding providing coverage in plans competitive with our Texas HMO’s Medicare Advantage plan.
     For the years ended December 31, 2004 and 2005, RPO paid GulfQuest management and other fees of approximately $10.4 million and $13.4 million, respectively. In addition, Texas HealthSpring, LLC paid RPO approximately $53.8 million and $78.6 million in 2004 and 2005, respectively.
     In connection with certain agreements made by RPO and its related physician groups as a condition to the recapitalization, the Company and RPO agreed to the potential issuance to RPO of approximately 1% of the common equity in the Company following the recapitalization. It was understood and agreed that this equity would be issued based on RPO achieving certain performance goals over the five year period following the recapitalization. The Company and RPO subsequently engaged in negotiations concerning this commitment, including discussions regarding a settlement of our obligation by a cash payment to RPO which would eliminate the future performance requirements. We settled this obligation in its entirety for $4.0 million in February 2006.

STOCK OWNERSHIP
     The following table sets forth information regarding the beneficial ownership of our common stock as of April 24, 2006, for:
•	each person who is known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our current directors and director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.
     The percentages of shares outstanding provided in the tables are based on 57,269,549 shares of common stock outstanding as of April 24, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting and investment power, or shares voting and investment power with his or her spouse, with respect to all shares of stock listed as owned by that person. The address of each of our directors and executive officers listed below is c/o HealthSpring, Inc., 44 Vantage Way, Suite 300, Nashville, Tennessee 37228.

Beneficial Owner	Name of Number of Shares		Percent
GTCR Funds (1)	13,695,468		23.9%
Herbert A. Fritch (2)	5,758,291		10.1
Robert Mack (3)	3,016,165		5.3
Jeffrey L. Rothenberger (4)	1,241,561		2.2
J. Murray Blackshear (5)	1,297,065		2.3
Kevin M. McNamara (6)	546,187		*
Pasquale R. Pingitore, M.D. (7)	478,256		*
Martin S. Rash	94,674	(8)	*
Joseph P. Nolan (9)	13,697,968	(8)	23.9%
Daniel L. Timm	2,500	(8)	*
Russell K. Mayerfeld (10)	2,500	(8)	*
Robert Z. Hensley	3,500	(8)	*
Bruce M. Fried	1,250		*
Executive officers and directors as a group (12 persons)	26,225,278	(11)	45.8%

*	Less than one percent.

(1)	Amounts shown reflect the aggregate interests held by GTCR Fund VIII, L.P., or Fund VIII, GTCR Fund VIII/ B, L.P., or Fund VIII/ B, and GTCR Co-Invest II, L.P., or Co-Invest II (collectively, the “GTCR Funds”). The address of each such entity is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(2)	Includes 1,924,259 shares held by certain trusts for the benefit of Mr. Fritch’s children and step-children, of which his spouse is the trustee.

(3)	Mr. Mack’s address is c/o Bank of America, 701 5th Avenue, 22nd Floor, Seattle, Washington 98104.

(4)	Includes 133,624 shares held by a trust for the benefit of Mr. Rothenberger’s children, of which his spouse is the trustee.

(5)	Includes 150,000 shares held by a trust for the benefit of Mr. Blackshear’s children, of which he is the trustee.

(6)	Includes 500,000 restricted shares. See “Executive Compensation — Benefit Plans — Restricted Stock Purchase Agreements.”

(7)	Includes 28,679 shares held by a trust for the benefit of Mr. Pingitore’s children of which he is the trustee, 28,679 shares held by a trust, of which his spouse is the trustee, and 2,514 shares owned by his spouse.

(8)	Includes 2,500 restricted shares issued under the 2006 Equity Incentive Plan for which the restrictions have not lapsed.

(9)	Represents shares held by the GTCR Funds, as described in note (1). GTCR Golder Rauner II, L.L.C., or GTCR II, is the general partner of GTCR Partners VIII, L.P., or Partners VIII, and Co-Invest II. Partners VIII is the general partner of Fund

VIII and Fund VIII/B. GTCR II, through a six-person members committee (consisting of Mr. Nolan, Collin E. Roche, Philip A. Canfield, David A. Donnini, Edgar D. Jannotta, Jr. and Bruce V. Rauner (collectively, the “Managers”), with Mr. Rauner as the managing member), has voting and dispositive authority over the shares held by the GTCR Funds, and therefore beneficially owns such shares. Decisions of the members committee with respect to the voting and disposition of the shares are made by a vote of not less than one-half of the Managers and the affirmative vote of the managing member and, as a result, no single Manager has voting or dispositive authority over the shares. Each of the Managers are principals of GTCR II, and each of them disclaims beneficial ownership of any such shares in which he does not have a pecuniary interest. The address of each such person is c/o GTCR Golder Rauner, L.L.C., 6100 Sears Tower, Chicago, Illinois 60606.

(10)	Does not include shares owned by Co-Invest II. Mr. Mayerfeld owns an interest in Co-Invest II but does not have voting or dispositive authority over the shares of the Company owned or deemed to be owned by Co-Invest II. Mr. Mayerfeld disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares.

(11)	Includes 575,000 restricted shares for which the restrictions have not lapsed. See footnotes (6) and (8).
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than ten-percent stockholders to file initial reports of ownership and reports of changes in ownership of any of our securities with the SEC, the NYSE, and us. Our directors and officers were not subject to the requirements of Section 16(a) in 2005.

Exhibit A
HEALTHSPRING, INC.
AUDIT COMMITTEE CHARTER
STATEMENT OF PURPOSE
     The Audit Committee is a committee of the Board of Directors of HealthSpring, Inc. (the “Company”). The Committee’s primary functions are to:
(1)	assist the Board of Directors in fulfilling its fiduciary oversight responsibilities by reviewing: (a) the integrity of financial statements, reports, and information provided to stockholders and others, (b) the performance of the Company’s internal audit function and its systems of internal controls that management and the Board of Directors have established, (c) compliance with legal and regulatory requirements by the Company and its employees relating to preparation of financial statements, reports, and information, and (d) the qualifications, independence, and performance of the Company’s independent registered public accounting firm (the “Independent Auditors”); and

(2)	prepare an audit committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy materials.
     Consistent with these functions the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s related policies, procedures, and practices at all levels. The Audit Committee should also provide for open communication among the Independent Auditors, financial and senior management, the internal auditing function, and the Board of Directors.
STRUCTURE AND MEMBERSHIP
     1. Number. The Audit Committee (the “Committee”) shall consist of at least three members of the Board of Directors.
     2. Independence. Except as otherwise permitted by the applicable rules (including transitional rules) of the New York Stock Exchange (“NYSE”) and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each member of the Audit Committee shall be “independent” as defined by such rules and the Exchange Act. Each Audit Committee member will have no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company), as affirmatively determined by the Board.
     3. Financial Literacy. Each member of the Audit Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s periodic reports filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable Exchange Act rules). The existence of such a member, including his or her name and whether or not he or she is independent, will be disclosed in periodic filings as required by the SEC.
     4. Chair. Unless the Board of Directors designates a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote.
     5. Compensation. The compensation of Audit Committee members shall be as determined by the Board of Directors. No member of the Audit Committee may receive any compensation from the Company other than director and committee fees (which may be in the form of equity-based awards).
     6. Selection and Removal. Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Company’s Nominating and Governance Committee. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee, with or without cause.

COMMITTEE AUTHORITY AND RESPONSIBILITIES
General
     1. The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Independent Auditors, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Independent Auditors are responsible for auditing the Company’s financial statements, for reviewing the Company’s unaudited interim financial statements, and for issuing the reports required under Section 404 of the Sarbanes-Oxley Act of 2002. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles (“GAAP”) or applicable law, or to guarantee the Independent Auditors’ report.
Oversee Independent Auditors
     2. Selection. The Audit Committee shall be directly responsible for appointing, evaluating, and, when necessary, terminating the Independent Auditors. The Audit Committee may, in its discretion, seek stockholder ratification of the Independent Auditors it appoints.
     3. Independence. At least annually, the Audit Committee shall assess the Independent Auditors’ independence and present its conclusions to the Board of Directors. In connection with this assessment, the Audit Committee shall obtain and review a report by the Independent Auditors describing all relationships between the Independent Auditors and the Company, including the disclosures required by Independence Standards Board Standard No. 1, as may be modified or supplemented by such other standards as may be set by law or regulation, the NYSE rules, or the Public Company Accounting Oversight Board. The Audit Committee shall further consider whether, in order to ensure continuing auditor independence, there should be regular rotation of the Independent Auditors (in addition to rotation of the audit partner, as required by law). The Audit Committee shall engage in an active dialogue with the Independent Auditors concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.
     4. Quality-Control Report. The Audit Committee shall obtain and review with the Independent Auditors at such times as it deems appropriate, but in no event less than annually, a report describing the firm’s internal quality control procedures and any material issues raised by the most recent internal quality control reviews, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issue.
     5. Compensation. The Audit Committee shall be directly responsible for setting the compensation of the Independent Auditors. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the Independent Auditors established by the Audit Committee.
     6. Preapproval of Services. The Audit Committee shall preapprove all auditing services, which may entail providing comfort letters in connection with securities underwritings, and non-audit services (subject only to approval subsequent to performance of certain limited de minimis non-audit services as defined by Section 10A of the Exchange Act) to be provided to the Company by the Independent Auditors. The Audit Committee shall cause the Company to disclose in its periodic reports filed with the SEC and proxy statements the approval by the Audit Committee of any non-audit services to be performed by the Independent Auditors and the fees billed by the Independent Auditors for audit and non-audit services (in the manner and to the extent required by applicable Exchange Act rules).
     7. Oversight. The Independent Auditors shall report directly to the Audit Committee and the Audit Committee shall be directly responsible for oversight of the work of the Independent Auditors, including resolution of any known disagreements between Company management and the Independent Auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall:
     • obtain and review the reports required to be made by the Independent Auditors pursuant to paragraph (k) of Section 10A of the Exchange Act regarding:
     • critical accounting policies and practices;

     • alternative treatments of financial information within GAAP that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditors; and
     • other material written communications between the Independent Auditors and Company management, such as any management letter or schedule of unadjusted differences.
     • review with the Independent Auditors:
     • audit problems or difficulties the Independent Auditors encountered in the course of the audit work and management’s response, including any restrictions on the scope of the Independent Auditors’ activities or on access to requested information;
     • analyses prepared by management or the Independent Auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;
     • the effect of regulatory and accounting initiatives, as well as off balance sheet structures, on the financial statements of the Company; and
     • where necessary or appropriate, the items referenced in the Commentary to NYSE Rule 303A.07(c)(iii)(F).
Review Audited Financial Statements
     8. Discussion of Audited Financial Statements. The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s audited financial statements, the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.
     9. Recommendation to the Board of Directors Regarding Financial Statements. The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.
     10. Audit Committee Report. The Audit Committee shall prepare or cause to be prepared for inclusion where necessary in a proxy or information statement of the Company relating to an annual meeting of stockholders at which directors are to be elected (or special meeting or written consents in lieu of such meeting), the report described in Item 306 of Regulation S-K.
Review Other Financial Disclosures
     11. Independent Auditors Review of Interim Financial Statements. The Audit Committee shall direct the Independent Auditors to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Company’s Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by Statement on Auditing Standards Nos. 61, 71, and 90. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the Independent Auditors’ review of interim financial information.
     12. Earnings Releases. The Audit Committee shall review and discuss generally the types of information disclosed in the Company’s earnings press releases (including any use of “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.
     13. Quarterly Financial Statements. The Audit Committee shall meet to review and discuss with the Company’s management and Independent Auditors the Company’s quarterly financial statements and the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
Internal Controls and Procedures
     14. Oversight. The Audit Committee shall coordinate the Board of Director’s oversight of the Company’s internal accounting controls, and the Company’s disclosure controls and procedures, and determine whether management has the proper review system in place such that the Company’s financial statements, reports, and other financial information disseminated to governmental organizations and the public satisfy legal requirements. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Exchange Act (i.e., the Certification of Disclosure in Annual and Quarterly Results) prior to their submission to the SEC. The Audit

Committee shall receive reports from the principal executive and financial officers of the Company regarding their evaluation of the effectiveness of the Company’s disclosure controls and procedures and the Company’s internal control over financial reporting; regarding all significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize, and report financial data and whether they have identified for the outside auditors any material weaknesses in internal controls; any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and whether there were significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses. The Audit Committee shall also receive and review the Independent Auditors’ attestation and report on management’s assessment of the Company’s internal controls required to be provided with the Company’s annual report by Section 404 of the Sarbanes-Oxley Act of 2002 and the rules of the SEC prior its submission to the SEC.
     15. Internal Audit Function. The Audit Committee shall coordinate the Board of Director’s oversight of the performance of the Company’s internal audit function. The Committee shall review the activities, organizational structure, and qualifications of the internal audit function, and review and advise on the selection and removal of the internal audit director, if any. The Committee shall also periodically review with the internal audit director (or other personnel or provider responsible for the internal audit function) any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the function’s work.
     16. Risk Management. The Audit Committee shall discuss the Company’s policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Audit Committee shall review material pending legal proceedings involving the Company and other contingent liabilities.
     17. Hiring Policies. The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s Independent Auditors.
     18. Procedures for Complaints. The Audit Committee shall establish procedures for: (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.
Additional Powers
     19. Determine Appropriate Funding. The Company must provide for appropriate funding, as determined by the Audit Committee, for payment of:
     • Compensation to any Independent Auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services;
     • Compensation to any independent counsel or advisers employed by the Audit Committee; and
     • Ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.
     20. Additional Powers. The Audit Committee shall take such other actions and have such other duties as may be required by law, assigned by the Company’s Bylaws or Corporate Governance Guidelines, or delegated by the Board of Directors.
PROCEDURES AND ADMINISTRATION
     1. Meetings. The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities and may act by written consent without a meeting. A majority of the Audit Committee shall constitute a quorum, and the Audit Committee shall act only on the affirmative vote of a majority of the members present at the meeting. The Audit Committee shall periodically meet separately with: (i) the Independent Auditors; (ii) Company management; and (iii) the personnel or providers responsible for the Company’s internal audit function. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.
     2. Subcommittees. The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate under the circumstances. Any decision of a subcommittee to preapprove audit or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

     3. Reports to Board. The Audit Committee shall report regularly to the Board of Directors. Such reports shall include, without limitation, any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s Independent Auditors, or the performance of the Company’s internal audit function.
     4. Charter. At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.
     5. Written Affirmation to NYSE. On an annual basis, within thirty days of the Company’s Annual Meeting of Shareholders, and after each change in the composition of the Audit Committee, the Audit Committee shall direct the Company to prepare and provide to the NYSE such written confirmations regarding the membership and operation of the Audit Committee as the NYSE rules require.
     6. Independent Advisors. The Audit Committee shall have the authority to engage such independent legal, accounting, and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.
     7. Access to Management. The Audit Committee shall have full access to the Company’s executives and personnel as necessary to carry out its responsibilities.
     8. Investigations. The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee, or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.
     9. Annual Self-Evaluation. At least annually, the Audit Committee shall evaluate its own performance.

Exhibit B
HEALTHSPRING, INC.
2006 EQUITY INCENTIVE PLAN
Section 1. Purpose.
     This plan shall be known as the “HealthSpring, Inc. 2006 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of HealthSpring, Inc., a Delaware corporation (the “Company”), its Subsidiaries and its stockholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.
Section 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     (a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.
     (b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.
     (c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.
     (d) “Board” shall mean the Board of Directors of the Company.
     (e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) the engaging by the Participant in willful misconduct that is injurious to the Company or its Subsidiaries or Affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its Subsidiaries or Affiliates by the Participant. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.
     (f) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:
     (i) any person on entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than investment funds affiliated with GTCR Golder Rauner II, L.L.C., the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company

     (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);
     (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;
     (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the directors of the Company then still in office who were (i) directors of the Company at the beginning of any such period, and (ii) not initially (a) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a Person other than the Board, or (b) designated by a Person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;
     (iv) a complete liquidation or dissolution of the Company; or
     (v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
     (g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
     (h) “Committee” shall mean the Board, and following an initial public offering by the Company, shall mean a committee of the Board composed of not less than two Non-Employee Directors, at least two of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and each of whom shall be, subject to any applicable transitional rules for newly public issuers, “independent” within the meaning of the listing standards of the New York Stock Exchange.
     (i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.
     (j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.
     (k) “Director” shall mean a member of the Board.
     (l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.
     (m) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.
     (n) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (o) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the New York Stock Exchange, or any other such exchange on which the shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Board or Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.
     (p) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.
     (q) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.
     (r) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate; provided, however, that employees of GTCR, Golder Rauner II, L.L.C., or its Affiliates, shall not for these purposes be deemed to be employees of an Affiliate of the Company.
     (s) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.
     (t) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.
     (u) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan.
     (v) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.
     (w) “Performance Award” shall mean any Award granted under Section 8 of the Plan.
     (x) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.
     (y) “Restricted Share” shall mean any Share granted under Sections 7 or 10 of the Plan.
     (z) “Restricted Share Unit” shall mean any unit granted under Sections 7 or 10 of the Plan.
     (aa) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.
     (bb) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.
     (cc) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.
     (dd) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.
     (ee) “Shares” shall mean shares of the common stock, $0.01 par value, of the Company.
     (ff) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.
     (gg) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.
     (hh) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.
Section 3. Administration.
     3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Non-Employee Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award.
     3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.
     3.3 Delegation. Subject to the terms of the Plan, the Committee’s charter and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.
Section 4. Shares Available For Awards.
     4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 6,250,000, no more than 50% of which Shares may be granted as Incentive Stock Options. If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 625,000 Shares.
     4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder and with respect to Non-Qualified Stock Options, in such manner as is consistent with Section 409A of the Code and the regulations thereunder, and with respect to Awards to Covered Officers, in such a manner as is consistent with Section 162(m)): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.
     4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.
     4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.
Section 5. Eligibility.
     Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Non-Employee Directors shall only be eligible to receive Awards granted consistent with Section 10.
Section 6. Stock Options And Stock Appreciation Rights.
     6.1 Grant. Subject to the provisions of the Plan, including, without limitation, Section 3.3 above, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, and to grant Non-Qualified Stock Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the

Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000 such Options shall be treated as Non-Qualified Stock Options.
     6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.
     6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.5, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.
     6.4 Exercise.
     (a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.5 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.
     (b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.
     (c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.
     (d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares that have been held by the Participant for at least six (6) months (or such lesser period as may be permitted by the Committee), valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

     (e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.
     6.5 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.
Section 7. Restricted Shares And Restricted Share Units.
     7.1 Grant.
     (a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.
     (b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.
     7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

     7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.
     7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. Unless otherwise provided in the applicable Award Agreement, dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.
Section 8. Performance Awards.
     8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.
     8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.
     8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.
Section 9. Other Stock-Based Awards.
     The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 or 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director Awards.
     10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.
     10.2 The Board may also grant Awards to Non-Employee Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 or 9 above.
Section 11. Provisions Applicable To Covered Officers And Performance Awards.
     11.1 Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.
     11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:
(a)	earnings before interest, taxes, depreciation and/or amortization;

(b)	operating income or profit;

(c)	operating efficiencies;

(d)	return on equity, assets, capital, capital employed or investment;

(e)	net income;

(f)	earnings per Share;

(g)	utilization management;

(h)	membership;

(i)	gross profit;

(j)	medical loss ratios;

(k)	stock price or total stockholder return;

(l)	provider network growth;

(m)	debt reduction;

(n)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or

(o)	any combination thereof.
Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.
     11.3 With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 250,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $5,000,000.00.
     11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.
     11.5 Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.
Section 12. Termination Of Employment.
     The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13. Change In Control.
     The Committee may specify in the applicable Award Agreement, or otherwise by resolution prior to a Change in Control, that all or a portion of the outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted upon a Change in Control.
Section 14. Amendment And Termination.
     14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.
     14.2 Amendments to Awards. Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
     14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
Section 15. General Provisions.
     15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.
     15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.
     15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.
     15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.
     15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.
     15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.
     15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.
     15.9 No Rights as Stockholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.
     15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware without giving effect to conflicts of laws principles.
     15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.
     15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
     15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 16. Term Of The Plan.
     16.1 Effective Date. The Plan shall be effective as of February 2, 2006 provided it has been approved by the Board and by the Company’s stockholders.
     16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth anniversary of the Effective Date.

ANNUAL MEETING OF STOCKHOLDERS OF
HEALTHSPRING, INC.
June 6, 2006
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
â Please detach along perforated line and mail in the envelope provided. â

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Proposal to elect the following nominees as Class I directors to serve three year terms or until their successors have been duly elected and qualified:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Herbert A. Fritch
¡ Joseph P. Nolan
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ Bruce M. Fried

☐	FOR ALL EXCEPT (See Instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the HealthSpring, Inc. 2006 Equity Incentive Plan.	☐	☐	☐
3.	In the discretion of the proxies, on any other matter incident to the conduct of the Annual Meeting or that may properly come before the Annual Meeting and any postponement or adjournment thereof.
The undersigned hereby acknowledges receipt of a Notice of Annual Meeting, a Proxy Statement for the Annual Meeting and the 2005 Annual Report, prior to the signing of this proxy. All of the proposals set forth hereon are more fully described in the Proxy Statement.
     MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.           ☐

Signature of Stockholder _________________    Date: _________________   Signature of Stockholder ____________________    Date: _______________
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

HEALTHSPRING, INC.
44 Vantage Way, Suite 300
Nashville, Tennessee 37228
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
HEALTHSPRING, INC. FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 6, 2006 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
     The undersigned hereby appoints Kevin M. McNamara and J. Gentry Barden, or either of them, or any successors in their respective positions, as proxies with full powers of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side, all the shares of common stock of HealthSpring, Inc. (the “Company”) held of record by the undersigned as of April 24, 2006, at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the executive offices of the Company on Tuesday, June 6, 2006, at 10:00 a.m. Central Daylight Time, and at any adjournment or postponement thereof.
     The Board of Directors recommends a vote “FOR” the Board’s nominees and “FOR” the ratification of the Company’s 2006 Equity Incentive Plan. Shares of common stock of the Company will be voted as specified. If not otherwise specified, this proxy will be voted “FOR” the election of the Board of Directors’ nominees to the Board of Directors, “FOR” the ratification of the Company’s 2006 Equity Incentive Plan, and on other matters incident to the conduct of the Annual Meeting or properly presented at the discretion of the proxies. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting in the manner described in the Proxy Statement. This proxy may not be voted for any person who is not a nominee of the Board of Directors of the Company.
(Continued and to be signed on the reverse side.)